THE INFORMATION MARKED BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                      SPONSORED RESEARCH AGREEMENT

This Agreement is made and entered into this 15th day of April, 1997 by and between the University of Cambridge, Cambridge, CB2 ITT, England (hereinafter referred to as "Institution") and Progenitor, Inc. 1507 Chambers Road, Columbus, Ohio 4322-1566 (hereinafter referred to as "Sponsor").

WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to Institution and to the Sponsor, and will further the research objectives of the Institution in a manner consistent with its status as a non-profit, tax-exempt research institution,

NOW, THERFORE the parties agree as follows:

1. STATEMENT OF WORK. Institution agrees to use its best efforts to perform the Research Plan outlined in the proposal dated March 18, 1997 and in general conformance with the projected Budget and Research Plan sections all of which are incorporated into this Agreement by reference and attached hereto as Exhibit 1.

2. PRINCIPLE INVESTIGATOR. The research will be supervised by Professor Azim Surani. If for any reason Professor Surani is unable to continue to serve as principle investigator, and a successor acceptable to both Institute and Sponsor is not available, this Agreement shall be terminated as mutually agreed.

3. PERIOD OF PERFORMANCE. The research shall be conducted during the period April 15, 1997 to April 14, 1999.

4. CONSIDERATION. In consideration for the research to be conducted by the Principle Investigator and Institution during the first year of this Agreement, Sponsor will pay to Institution a total of [***]. Payment shall be made to Institution in four installments. The first installment shall equal [***] Pounds Sterling and shall be paid upon execution of this Agreement. The second, third and fourth installments shall each equal [***] Pounds Sterling and shall be paid on October 15, 1997, April 15, 1998 and October 15, 1998. Sponsor and Institution shall determine in writing the research budget for any additional term of this Agreement, no later than 60 days before the end of the second year. Any equipment purchased pursuant to this Agreement shall be and shall remain the property of the Institution.

5. TERMINATION. Notwithstanding any other terms and conditions hereunder, this Agreement may be terminated by either party by written notification to the other party at least one-hundred eighty (180) days prior to the desired effective date of the termination. In the event of early termination by Sponsor for any reason except for a material breach of this Agreement by Institution or Principle Investigator, the Institution shall be entitled to payment of all expenditures or encumbrances that cannot be canceled and
     which were incurred prior to the termination date.   Further, upon early
     termination of this Agreement, Institution shall return to Sponsor all data and information obtained by Institution under this Agreement prior to the date of termination. In addition, any materials provided to Institution by Sponsor under this Agreement shall be destroyed or returned to Sponsor, at Sponsor's option. Notwithstanding the above, Sponsor shall have the obligation to pay the salary and benefits of one post-doctoral fellow (to be named), on a prorated basis from the effective date of the Agreement, for Year 1 and Year 2, as specified in Exhibit 1.

6. PUBLICATIONS. Institution will be free to publish results under this Agreement. A copy of each publication will be provided to the Sponsor thirty (30) days prior to submission for publication to allow adequate time for the parties to identify and protect patentable subject matter. Notwithstanding the above, publication will be delayed until patent applications have been filed in


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

     the United States, provided the delay does not exceed sixty (60) days from the date the publication is submitted to the Sponsor.

7. REPORTS. The Institution will provide Sponsor with annual written reports within forty-five (45) days after April 15 in each calendar year or after the date of termination. Reports will include review of progress on the Research Plan and a summary of activities during the preceding 12 months, as well as revisions to the Research Plan and the projected budget for the next year. Institution and Principle Investigator will meet periodically with Sponsor to review the Research Plan and discuss the research progress. If the location of the meetings is outside of the Cambridge, England area, Sponsor will pay travel expenses of Institution and Principle Investigator.

8. INTELLECTUAL PROPERTY. Title to any invention conceived or first reduced to practice in the performance of the Research Plan solely by any person(s) employed or otherwise appointed by Institution, or at any time by any person(s) at Institution whose salary and benefits are paid though financial support provided by Sponsor, shall remain with Institution.
     Title to any invention conceived or first reduced to practice jointly by Institution and by any employee(s) of Sponsor in the performance of the Research Plan shall be jointly owned by Institution and Sponsor. Sponsor shall have, and Institution hereby grants to Sponsor, a right of first refusal to acquire an exclusive license to Institution's rights in any invention conceived or first reduced to practice either (I) in the performance of the Research Plan by any person(s) employed or otherwise appointed by Institution, or (II) at any time by any person(s) whose salary and benefits are paid through financial support provided by Sponsor. The terms and condition of such license shall be negotiated in good faith between the parties or their nominees and shall include the terms of license and consideration which are incorporated into this Agreement by reference and attached hereto as Exhibit 2. Sponsor may exercise such right of first refusal at any time during a period of ninety (90) days after the date of Sponsor's receipt of Institution's written notice describing an invention in detail. After such ninety (90) day period, the right of first refusal granted to Sponsor shall expire and Institution may grant rights to a third party under Institution's rights in any such invention without obligation to Sponsor.

9. USE OF NAMES. Neither party will use the name of the other in any advertising or other form of publicity without the prior written permission of the other.

10. CONFIDENTIAL INFORMATION. During the term of this Agreement both parties will exchange certain proprietary Confidential Information in connection therewith, either written or orally ("Information"). Both Sponsor and Institution agree to keep such Information strictly confidential; will not use such Information to reverse engineer or design around proprietary projects or products; and will not disclose Information to others without the express written permission of the other party; provided, however they will not be prevented from using or disclosing information which:

     a) is now, or which hereafter, through no act or failure the other party, becomes generally known or available;
     b)   is known by the other party at the time of receiving such Information
     c) is hereafter furnished to the other party by a third party who did not acquire such Information directly or indirectly form the other party; or
     d) is independently developed by the other party without knowledge of Information, and the recipient party can demonstrate or prove truth thereof.

11. NOTICES. Any payments or notice required to be given or which shall be given under this Agreement shall be in writing delivered by first class mail addressed to the parties as follows:

     Progenitor, Inc.
     Vice President, Corporate Development
     1507 Chambers Road
     Columbus, Ohio  43212-1566

     Institution:
     Head of Section
     Research Grants and Contracts Section
     The Old Schools
     University of Cambridge
     Cambridge, CB2 1TT
     England

     In the event notices, statements and payments required under this Agreement are sent by certified or registered mail by one party to the other party at its above address, they shall be deemed to have been given or made as of the date so mailed, otherwise as of the date received.

12. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to substantially the entire business and assets hereto, provided the successor entity agrees in writing to abide by all the terms of this Agreement.

13.  GOVERNING LAW.   The validity and interpretation of the Agreement and the
     legal relation of the parties to it shall be governed by the laws of England.

14. FORCE MAJEURE. Institution shall not be responsible to the Sponsor for failure to perform any of the obligations imposed by the Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment failure or supply of materials, discontinuity in supply of power, governmental interference, civil commotion, riot, war, labor disturbance, transportation difficulties, labor shortage or any cause beyond the reasonable control of Institution

15. ENTIRE AGREEMENT. Unless otherwise specified, this Agreement embodies the entire understanding between Institution and Sponsor for this project, and any prior or contemporaneous representations, either written or oral are hereby superseded. No amendment or changes to this Agreement, including without limitation, change in the statement of work, total estimated cost, and period of performance, shall be effective unless made in writing and signed by authorized representative of the parties.


     For Cambridge University                For Progenitor, Inc.

     By:  /s/  Elizabeth Ansell              By:  /s/  Stephen J. Williams
          ---------------------                   -------------------------

     Title:  Head, Research Grants and       Title:  Vice President
             Contracts Section                       ----------------------
             --------------------------

     Date:  15 April 1997                    Date:  April 3, 1997
            ---------------------------             -----------------------


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

                                    EXHIBIT 1

                   BUDGET AND RESEARCH PLAN - DR. AZIM SURANI

GOALS

     To evaluate the expression pattern of novel stage-specific genes by IN SITU hybridization of embryonic tissues.

     Histological sections of embryos (d14-18) will be performed first, followed by embryonic whole mounts or adult tissues where warranted

     To analyze the potential role of novel genes IN VITRO using embryonic stem cells together with interactions between novel genes and other known genes.

     To use comprehensive embryological and genetic approaches to analyze functions of novel genes in the context of whole animals including gene targeting ("knock-out" technology). The animals we produce with the gain of function and null phenotypes for functional analyses of the most interesting genes will be a valuable asset for future academic and applied research.


BUDGET (FOR TWO YEARS, IN BRITISH POUNDS)


1.   Progenitor Postdoctoral Research Fellow                    [***]

2.   Progenitor Research Assistant                              [***]

3.   Consumables                                                [***]

4.   Equipment                                                  [***]

5.   Indirect costs (University overhead @ 40% on               [***]
     salaries)

     Total                                                      [***]

                             EXHIBIT 2  TERM SHEET

LICENSE TERMS:

Grant: Worldwide, exclusive right and license, with the right to grant sub-licenses, under any and all intellectual property conceived and/or reduced to practice to make, use, offer to sell, sell and import inventions made under inventions relating to products and uses of gene sequences (full or partial), protein sequences (full or partial), antibodies, expression systems, DNA, RNA and anti-sense.

Field:                   All fields without restriction

Term:                    Expires on last to expire of valid patent claims

Intellectual Property:   Filing, prosecution, enforcement, and defense
                         responsibility of Progenitor. Patents to be filed in major market countries and prosecuted to obtain broad protection consistent with sound, prudent patent practice. Progenitor will provide Institution with copies of filings and correspondence relating to, and will consult with Institution on, prosecution activities.

Diligence:               Commercially reasonable efforts to achieve objective
                         milestones leading to commercialization

Termination:             By Institution:  For breach by Progenitor

By Progenitor:           For breach by Institution or upon 30-day notice

Grant-back:              Patent applications and data revert to Institution upon
                         termination of the license agreement by Progenitor

                         For a period of one (1) year after the date of reversion of rights to Institution, Progenitor shall have a right of first refusal on third-party grant-backs of joint intellectual property to Institution

FINANCIAL TERMS:

Intellectual property
costs and expenses:      Borne by Progenitor

Consideration:           Joint Intellectual Property:  Progenitor to pay to
                         Institution [***] of any fees, royalties or other cash consideration actually received by Progenitor, excluding research and development support and equity investments.

                         Institutional Intellectual Property: Progenitor to pay to Institution [***] of any fees, royalties or other cash consideration actually received by Progenitor, excluding research and development support and equity investments.